REVIEW REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To the Shareholders and Directors of Caesars World, Inc.:


	 We have reviewed the accompanying condensed consolidated  balance sheet of
Caesars World, Inc. (a Florida corporation) and subsidiaries as of
April 30, 1994, and the related consolidated statements of income for the three-month and nine-month periods ended April 30, 1994 and 1993, the consolidated statement of shareholders' equity for the nine- month period ended April 30, 1994, and the condensed consolidated statements of cash flows for the nine-month periods ended April 30, 1994 and 1993.  These financial statements are the responsibility of the Company's management.

	We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical review procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

	Based on our review, we are not aware of any material modifications that should be made to the financial statements referred to above for them to be in conformity with generally accepted accounting principles.

	We have previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheet of Caesars World, Inc. and subsidiaries as of July 31, 1993 (not presented herein), and, in our report dated August 24, 1993, we expressed an unqualified opinion on that statement.
In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of July 31, 1993, is fairly stated in all material respects, in relation to the consolidated balance sheet from which it has been derived.





                                                 								ARTHUR ANDERSEN & CO.

Los Angeles, California
May 16, 1994








EXHIBIT 15